EXHIBIT 11


                                  Statement Re Computation of Per Share Earnings
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                                                        Three Months Ended                 Nine Months Ended
                                                           September 30                      September 30
                                                 ---------------------------        --------------------------
                                                      1996           1995                1996          1995
                                                 -----------     -----------        -----------    -----------
Primary:
     Average shares outstanding:                     441,072         440,083            441,072        439,570
          Net effect of the assumed
          exercise of stock options -
          based on the treasury stock
          method using average stock price             1,512           2,259              1,882          2,265

               Total                                 442,584         442,342            442,954        441,835

Net income                                       $   322,300     $   571,248        $ 1,374,810    $ 1,613,406

Net income per share                             $      0.73     $      1.29        $      3.10    $      3.65


Fully Diluted:
     Average shares outstanding:                     441,072         440,083            441,072        439,570
          Net effect of the assumed exercise of
          stock options - based on the treasury
          stock method using average market
          price or period end market price, which
          ever is higher                               1,542           2,259              1,928          2,448

               Total                                 442,614         442,342            443,000        442,018

Net income                                       $   322,300     $   571,248        $ 1,374,810    $ 1,613,406

Net income per share                             $       .73     $      1.29        $      3.10    $      3.65


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